Exhibit 32.1

        Statement of Chief Executive Officer and Chief Financial Officer
               under Section 906 of the Sarbanes-Oxley Act of 2002
                              (18 U.S.C. ss. 1350)


      We, Spencer L. Sterling, the President and Chief Executive Officer of DDS Technologies USA, Inc. (the "Company") and Joseph Fasciglione, the Chief Financial Officer of the Company, certify for the purpose of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of our knowledge,


      (i) the Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  August 13, 2004

                                         /s/ Spencer L. Sterling
                                         ---------------------------------------
                                         Spencer L. Sterling
                                         President and Chief Executive Officer




                                         /s/ Joseph Fasciglione
                                         ---------------------------------------
                                         Joseph Fasciglione
                                         Chief Financial Officer


      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.